Sterling Financial Corporation
2007 Executive Annual Gain-Sharing Award Goals

The following award opportunities are stated as a percentage of the executive officer’s 2007 annual base salary.

		Financial Only
Executive Officer	Threshold	Target	Maximum
Chief Executive Officer	11.50%	46.00%	92.00%

Chief Revenue Officer	9.25%	37.00%	74.00%

Chief Financial Officer	7.50%	30.00%	60.00%

These executive officers’ bonus opportunities are based solely on financial measures.

		Financial		Individual
Executive Officer	Threshold	Target	Maximum	Range
Chief Banking Officer	5.25%	21.00%	42.00%	Up to 18%

Segment Leader - Personal Services	5.25%	21.00%	42.00%	Up to 18%

Segment Leader – Business Services	5.25%	21.00%	42.00%	Up to 18%

Financial Services Group Leader	5.25%	21.00%	42.00%	Up to 18%

Chief Information Officer	5.25%	21.00%	42.00%	Up to 18%

Chief People Officer	5.25%	21.00%	42.00%	Up to 18%

These executive officers’ bonus opportunities are based 70% on financial measures and 30% on individual measures.